EXHIBIT 10.8

AGREEMENT

This Agreement (the “Agreement”) is entered into as of this 27th day of  November, 2013, by and among Fuse Medical, LLC, a Delaware limited liability company (“Fuse LLC”), and Fuse Management V, LLC (“Fuse V”) and Fuse Management VI, LLC (“Fuse VI” and, together with Fuse V, the “Fuse GPs”).

Recitals:

A. Fuse V is the general partner of Fuse Medical V, LP (“V LP”) and holds a 1% partnership interest in V LP (the “V GP Interest”). Fuse VI is the general partner of Fuse Medical VI, LP (“VI LP”) and holds a 1% partnership interest in VI LP (the “VI GP Interest”).

B. Fuse LLC is negotiating an Agreement and Plan of Merger (the “Merger Agreement”) with TEEE, pursuant to which a newly-formed subsidiary of TEEE will merge with and into Fuse LLC (the “Merger”) with Fuse LLC surviving the Merger as a wholly-owned subsidiary of TEEE. In connection with the Merger, the members of Fuse LLC will receive shares of Common Stock of TEEE representing in the aggregate 90% of the issued and outstanding common stock of TEEE after giving effect to the Merger (the “Merger Consideration”). The Merger Agreement in substantially final form has been provided to the Fuse GPs.

C. The Fuse GPs and Fuse LLC desire that the Fuse GPs surrender their respective V GP Interest and VI GP Interest in V LP and VI LP for no additional consideration effective on and as of the business day immediately prior to the effective time of the Merger, and immediately after the limited partners of V LP and VI LP have exchanged their respective interests for equity in Fuse LLC (such date and time, the “Effective Date”). The purpose of the surrender is to cause V LP and VI LP, which are currently affiliates of Fuse LLC, to cease to exist as separate entities by virtue of the contribution and/or surrender of all partnership interests therein to Fuse LLC to facilitate the Merger. The members and managers of the Fuse GPs have significant equity in Fuse LLC and a vested interest in the Merger.

D. The surrender contemplated by this Agreement is subject to and conditioned upon the Merger.

NOW, THEREFORE in consideration of the mutual terms and covenants set forth herein, the parties agree as follows:

Agreements:

1. Surrender of Interest; Consents.

A. Surrender. By execution of this Agreement, the Fuse GPs hereby irrevocably surrender the V GP Interest and the VI GP Interest in V LP and VI LP, respectively, to Fuse LLC, effective as of the Effective Date. By this transaction, the Fuse GPs are surrendering to Fuse LLC any and all interest in the V GP Interest and the VI GP Interest.

B. Consent to Merger. If and to the extent their consents are necessary or required, the Fuse GPs hereby consent to the Merger and approve the Merger Agreement and the transactions contemplated thereby.

2. Representations and Warranties of Fuse LLC. Fuse LLC hereby represents and warrants to the Fuse GPs that this Agreement has been duly executed and delivered by Fuse LLC and constitutes the valid and binding obligation of Fuse LLC enforceable against Fuse LLC in accordance with its terms.

3. Representations and Warranties of Fuse GPs. The Fuse GPs hereby represent and warrant to Fuse LLC that this Agreement has been duly executed and delivered by each of them and constitutes a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

4. Release and Waiver. Effective as of the Effective Date, each of the Fuse GPs, on behalf of itself and its members, managers, affiliates, heirs, executors, successors and assigns (the “Releasing Parties”), hereby releases and forever discharges Fuse LLC and its managers, officers, members, employees, agents, successors and assigns (the “Released Parties”), from and against any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, arising out of or resulting from the Releasing Parties’ status as a holder of an equity interest in the V LP and VI LP, provided, however, the foregoing shall not release any obligations owing to the Releasing Parties under this Agreement. Each of the Releasing Parties acknowledges and agrees that this general release applies to all claims that such party may have against any of the Released Parties, including, but not limited to, causes of action, injuries, damages, claims for costs or losses to any person or property, real or personal, whether those injuries, damages, or losses are known or unknown, foreseen or unforeseen, or patent or latent. The Releasing Parties agree not to file any complaints, causes of action, or grievances with any governmental, state or county entity against any of the Released Parties regarding any of the matters subject of the release.

5. Miscellaneous.

A. TEEE as Third Party Beneficiary. The Parties acknowledge and agree that this Agreement will be provided by Fuse LLC to TEEE and that TEEE will rely hereon in entering into the Merger Agreement and issuing the Merger Consideration at the closing of the Merger to the members of Fuse LLC. TEEE is an intended third party beneficiary of this Agreement.

B. No Guarantee of Merger. Nothing in this Agreement shall require Fuse LLC or TEEE to consummate the Merger, it being understood that the surrender described herein shall not become effective, and shall automatically be terminated, if the Merger is not consummated for any reason.

C. Confidentiality. The Fuse GPs acknowledge that the Merger Agreement and the Merger constitute material transactions that have not yet been publicly disclosed by TEEE. Accordingly, they agree to keep this Agreement confidential until such time as the Merger is publicly announced by TEEE, and further agree that they will not purchase any shares of TEEE common stock in advance of the Merger or recommend to any other person or entity that such person or entity purchase or sell such shares.

D. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties, and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

E. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

F. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, and the parties hereby submit to the exclusive jurisdiction of the state and federal courts located in Tarrant County, Texas in respect of all disputes arising hereunder. Each of the parties agrees that all claims in respect of any dispute may be heard and determined only in such courts, and agrees not to bring any action or proceeding arising out of, or relating to, this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.

G. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

H. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto executed the foregoing Amended and Restated Agreement effective as of the date set forth above.

FUSE MEDICAL, LLC.

By:	/s/ Jonathan Brown
Name:	Jonathan Brown
Title:	Manager

FUSE MANAGEMENT VLLC

By:	/s/ Jonathan Brown
Name:	Jonathan Brown
Title:	Manager

FUSE MANAGEMENT VILLC

By:	/s/ Jonathan Brown
Name:	Jonathan Brown
Title:	Manager